Exhibit 99.1

Tectonic Therapeutic Announces US IND Clearance for Lead Program, TX45

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TX45 is an Fc-relaxin fusion protein being evaluated in patients with Group 2 Pulmonary Hypertension (PH) due to Heart Failure with Preserved Ejection Fraction (HFpEF), a serious condition estimated to affect over 600,000 people in the U.S. alone, currently with no approved therapies

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Planned initiation of global, 24-week Phase 2 clinical trial to evaluate TX45 administered subcutaneously in subjects with Group 2 PH due to HFpEF (PH-HFpEF) in the third quarter of 2024, with topline trial results expected in 2026

•	Phase 1a topline trial results of TX45 in healthy volunteers are expected to be released this September, with detailed data to be subsequently presented at a scientific meeting

•	Phase 1b hemodynamic trial evaluating single doses of TX45 in subjects with Group 2 PH-HFpEF continues to enroll as planned, with topline study results expected in mid-2025

WATERTOWN, MA (GLOBENEWSWIRE) – July 30, 2024 – Tectonic Therapeutic, Inc. (NASDAQ: TECX) (Tectonic), a clinical stage biotechnology company focused on the discovery and development of therapeutic proteins and antibodies that modulate the activity of G-protein coupled receptors (GPCRs), today announced that the U.S. Food and Drug Administration (FDA) has cleared its Investigational New Drug (IND) application for TX45, an Fc-relaxin fusion protein being evaluated for the treatment of patients with Group 2 PH-HFpEF. TX45 aims to address the physiological abnormalities of PH-HFpEF through its effects on both pulmonary and systemic vasodilation, cardiac diastolic dysfunction and potential remodeling in both the pulmonary vessels and cardiac muscle, which could translate into a clinically meaningful improvement in exercise capacity in these patients.

“We believe our novel Fc-relaxin fusion protein has been engineered to optimize the pharmacology of TX45,” commented Alise Reicin, M.D., President and CEO of Tectonic. “The safety, pharmacokinetic and pharmacodynamic data we have received to date supports the initiation of our Phase 2 clinical trial in our target patient population. We expect to report topline results from our Phase 1a single dose healthy volunteer trial this September and topline results from our Phase 1b single dose patient trial in mid-2025. We remain enthusiastic about the potential of TX45 to address the unmet needs of patients living with PH-HFpEF for whom there is no approved therapy.”

Tectonic expects to initiate the global Phase 2 clinical trial of TX45 in PH-HFpEF in the third quarter of 2024, with topline results anticipated in 2026. The trial is designed to evaluate efficacy in the broad PH-HFpEF population and enrich for the subset of Group 2 PH patients with a more severe form of disease known as combined post and precapillary pulmonary hypertension (CpcPH) defined by baseline pulmonary vascular resistance (PVR) of greater than 3 Wood units. The trial plans to enroll up to 180 subjects who will be randomized to one of two dose regimens of TX45 or placebo. TX45 will be administered by subcutaneous (SC) injection for 24-weeks followed by an 8-week follow-up period. The primary and secondary endpoints of the trial include change from baseline in PVR as well as other relevant hemodynamic changes. It will also explore TX45’s effect on change in six-minute walk distance.

About TX45, a long-acting Fc-relaxin fusion protein

Tectonic’s lead program, TX000045 (TX45), is an Fc-relaxin fusion protein with optimized pharmacokinetics and biophysical properties that activates the RXFP1 receptor, the GPCR target of the hormone relaxin. Relaxin is an endogenous protein, expressed at low levels in both men and women. In normal human physiology, relaxin is upregulated during pregnancy where it exerts vasodilative effects, reduces systemic and pulmonary vascular resistance and increases cardiac output to accommodate the increased demand for oxygen and nutrients from the developing fetus. Relaxin also exerts anti-fibrotic effects on pelvic ligaments to facilitate delivery of the baby.

TX45’s pharmacological profile, with an extended half-life compared with native relaxin, is a direct result of applying Tectonic’s protein engineering capabilities. It has the potential to address patients with Group 2 PH-HFpEF as the initial disease setting. Treatment with TX45 could potentially improve hemodynamics through effects on pulmonary and systemic vasodilation, cardiac diastolic dysfunction and potential remodeling in both the pulmonary vessels and the heart, which could translate into a clinically meaningful improvement in exercise capacity in these patients.

The Phase 1a clinical trial of TX45 in healthy volunteers was designed as a single ascending dose trial evaluating the safety, tolerability, pharmacokinetics and pharmacodynamics (including renal blood flow) of TX45 administered intravenously (IV) (four doses ranging from 0.3 mg/kg to 10 mg/kg) and SC (three doses, 150 mg, 300 mg and 600 mg). Topline results are expected to be reported from this trial this September, followed by more detailed data at a later scientific meeting.

The Phase 1b clinical trial of TX45 in patients with Group 2 PH-HFpEF is a single dose, open-label trial to evaluate safety, tolerability and acute hemodynamic effects of IV administration of TX45, with study results expected in mid-2025. The trial will evaluate the change from baseline in PVR as determined by right heart catheterization, as well as improvement in mean pulmonary artery pressure (mPAP), pulmonary capillary wedge pressure (PCWP), cardiac output, and systemic vascular resistance (SVR).

About Group 2 Pulmonary Hypertension in HFpEF

The World Health Organization has defined 5 groups of PH. Tectonic is focused on the Group 2 subtype, a condition that develops as a consequence of left-sided heart disease, specifically pulmonary hypertension secondary to left heart failure with preserved ejection fraction (PH-HFpEF). There are an estimated 6 million patients with heart failure in the United States, with HFpEF representing up to ~50% of heart failure cases. Tectonic estimates the combined Group 2 PH population with HFpEF at over 600,000.

In patients with PH-HFpEF, chronic heart failure leads to increased blood pressure in the pulmonary arteries, exerting severe strain on the right side of the heart, which adapts poorly to the increased pressure. This increased pulmonary pressure gradually causes worsening exercise capacity, shortness of breath and right-sided heart failure which can lead to death. Although several Group 1 PH (Pulmonary Arterial Hypertension, PAH) medications have been explored in Group 2 PH, to date, no medications have been approved for its treatment.

About Tectonic

Tectonic Therapeutic is a biotechnology company focused on the discovery and development of therapeutic proteins and antibodies that modulate the activity of G-protein coupled receptors (GPCRs). Leveraging its proprietary technology platform called GEODe™ (GPCRs Engineered for Optimal Discovery), Tectonic is focused on developing biologic medicines that overcome the existing challenges of GPCR-targeted drug discovery and harness the human body to modify the course of disease. Tectonic focuses on areas of significant unmet medical need, where therapeutic options are poor or nonexistent, and new medicines have the potential to improve patient quality of life. Tectonic is headquartered in Watertown, Massachusetts. For more information, please visit www.tectonictx.com and follow @TectonicTx on X (formerly Twitter) and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements”. These statements may be identified by words such as “aims”, “anticipates”, “believes”, “could”, “estimates”, “expects”, “forecasts”, “goal”, “intends”, “may”, “plans”, “possible”, “potential”, “seeks”, “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the design, objectives, initiation, timing, progress and results of current and future clinical trials of Tectonic’s product candidate, TX45, including the ongoing Phase 1a and Phase 1b clinical trial in Group 2 PH-HFpEF; the proposed initiation of the Phase 2 clinical trial of TX45 in Group 2 PH-HFpEF including anticipated clinical trial design and study endpoints; and anticipated market opportunity of TX45 to address the unmet needs of patients living with PH-HFpEF. These forward-looking statements are based on Tectonic’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause Tectonic’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the impacts of macroeconomic conditions, including the conflict in Ukraine and the conflict between Israel and Hamas, heightened inflation and uncertain credit and financial markets, on Tectonic’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; Tectonic’s ability to realize the benefits of its collaborations and license agreements; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; and unexpected litigation or other disputes. Other factors that may cause Tectonic’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified in the section titled “Risk Factors” in the final prospectus on Form 424(b)(3) filed by AVROBIO with the SEC on May 3, 2024, and in other filings that Tectonic makes and will make with the SEC in the future. Tectonic expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law. For more information, please visit www.tectonictx.com and follow @TectonicTx on X (formerly Twitter) and LinkedIn.

Contacts:

Investors:

Dan Ferry

LifeSci Advisors

daniel@lifesciadvisors.com

(617) 430-7576

Media:

Karen Sharma

CG Life

ksharma@cglife.com

(617) 571-2733